Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of July 2000
                      Distribution Date of August 15, 2000
                            Servicer Certificate #34

Original Pool amount Initial Receivables                 $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)            $91,466,751.20


Beginning Pool Balance                                   $121,353,112.10
Beginning Pool Factor                                          0.2427089

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $7,662,581.48
     Interest Collected                                      $960,087.33

Additional Deposits:
     Repurchase Amounts                                            $0.00
     Liquidation Proceeds / Recoveries                       $978,356.69
Total Additional Deposits                                    $978,356.69

Repos / Chargeoffs                                           $226,944.76
Aggregate Number of Notes Charged Off                                166

Total Available Funds                                      $9,133,486.30

Ending Pool Balance                                      $113,931,125.06
Ending Pool Factor                                             0.2278648

Servicing Fee                                                $101,127.59

Repayment of Servicer Advances                               $467,539.20

Reserve Account:
     Beginning Balance  (see Memo Item)                   $11,456,707.67
     Target Percentage                                            10.00%
     Target Balance                                       $11,393,112.51
     Minimum Balance                                       $9,999,887.79
     (Release) / Deposit                                     ($63,595.16)
     Ending Balance                                       $11,393,112.51

Current Weighted Average APR:                                     9.486%
Current Weighted Average Remaining Term (months):                  22.70

Delinquencies                                           Dollars        Notes
     Installments:               1 - 30 days         $1,390,019.41     1,059
                                 31 - 60 days          $534,531.36       326
                                 60+  days             $293,968.89       107

     Total:                                          $2,218,519.66     1,092

     Balances:                   60+  days           $3,298,086.07       107

Memo Item - Reserve Account
     Prior Month                                    $10,430,980.36
+    Invest. Income                                     $52,459.47
+    Excess Serv.                                      $973,267.84
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $11,456,707.67

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of July 2000

<CAPTION
                                                                                       NOTES
                                                                  (Money Market)
                                     TOTAL          CLASS A - 1      CLASS A - 2     CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                 $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%           0.00%            0.00%           96.50%           3.50%
     Coupon                                                5.722%          5.956%           6.200%           6.300%          6.300%

Beginning Pool Balance           $121,353,112.10
Ending Pool Balance              $113,931,125.06

Collected Principal                $7,195,042.28
Collected Interest                   $960,087.33
Charge - Offs                        $226,944.76
Liquidation Proceeds / Recoveries    $978,356.69
Servicing                            $101,127.59
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $9,032,358.71

Beginning Balance                $121,353,112.10            $0.00           $0.00            $0.00  $117,105,753.21   $4,247,358.89

Interest Due                         $637,103.83            $0.00           $0.00            $0.00      $614,805.20      $22,298.63
Interest Paid                        $637,103.83            $0.00           $0.00            $0.00      $614,805.20      $22,298.63
Principal Due                      $7,421,987.04            $0.00           $0.00            $0.00    $7,162,217.49     $259,769.55
Principal Paid                     $7,421,987.04            $0.00           $0.00            $0.00    $7,162,217.49     $259,769.55

Ending Balance                   $113,931,125.06            $0.00           $0.00            $0.00  $109,943,535.72   $3,987,589.34
Note / Certificate Pool Factor                             0.0000          0.0000           0.0000           0.7354          0.2279
   (Ending Balance / Original Pool Amount)
Total Distributions                $8,059,090.87            $0.00           $0.00            $0.00    $7,777,022.69     $282,068.18

Interest Shortfall                         $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $973,267.84
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $11,456,707.67
(Release) / Draw                     ($63,595.16)
Ending Reserve Acct Balance       $11,393,112.51

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of July 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                   4                      3                2                   1
                                    Mar-00              Apr-00                 May-00           Jun-00              Jul-00
Beginning Pool Balance          $155,040,525.91     $146,030,527.11     $139,181,258.34     $130,574,325.90     $121,353,112.10

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                   $947,592.16         $773,350.36         $395,951.85         $129,672.74         $226,944.76
    Recoveries                      $392,008.65         $758,588.45         $867,393.52         $466,477.32         $978,356.69

Total Charged Off (Months 5, 4, 3)                    $2,116,894.37
Total Recoveries (Months 3, 2, 1)                     $2,312,227.53
Net Loss / (Recoveries) for 3 Mos                      ($195,333.16)(a)

Total Balance (Months 5, 4, 3)                      $440,252,311.36 (b)

Loss Ratio Annualized  [(a/b) * (12)]                     -0.53242%

Trigger:  Is Ratio > 1.5%                                        No
                                                                               May-00           Jun-00              Jul-00

B)   Delinquency Trigger:                                                 $2,975,725.73        2,737,949.64        3,298,086.07
     Balance delinquency 60+ days                                              2.13802%            2.09685%            2.71776%
     As % of Beginning Pool Balance                                            1.94112%            2.05946%            2.31754%
     Three Month Average

Trigger:  Is Average > 2.0%                                     Yes

C)   Noteholders Percent Trigger:                          2.27865%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer